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                                                                     EXHIBIT 3.1


                             AMENDED AND RESTATED
                         ARTICLES OF INCORPORATION OF
                        WAVESPLITTER TECHNOLOGIES, INC.

          The undersigned, William H. Diamond and Bruce Pollock, hereby certify that:

     ONE: They are the duly elected and acting President and Secretary, respectively, of this corporation.

     TWO: The Articles of Incorporation of this corporation shall be amended and restated to read in full as follows:

                                   ARTICLE I

          The name of this corporation is WaveSplitter Technologies, Inc.

                                  ARTICLE II

          The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                  ARTICLE III

          A.   Authorized Stock.  The corporation is authorized to issue two
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classes of stock to be designated, respectively, "Common Stock" and "Preferred
Stock." The number of shares of Common Stock authorized to be issued is eighty-five million (85,000,000) shares, having no par value. The number of shares of Preferred Stock authorized to be issued is fifty-nine million forty-one thousand twenty (59,041,020) shares, having no par value, 4,248,000 shares of which are designated as Series A Preferred Stock (the "Series A Preferred"), 10,480,000 shares of which are designated Series B Preferred Stock (the "Series B Preferred"), 11,963,300 shares of which are designated Series C Preferred Stock (the "Series C Preferred"), 21,337,000 shares of which are designated Series D Preferred Stock (the "Series D Preferred"), 3,512,720 shares of which are designated Series E Preferred Stock (the "Series E Preferred") and 7,500,000 shares of which are designated Series F Preferred Stock (the "Series F Preferred").

          B.   Preferred Stock.  The rights, preferences, privileges and
               ---------------
restrictions granted to and imposed on the Preferred Stock are as follows:

               1.   Dividend Provisions. The holders of shares of Preferred
                    -------------------
Stock shall be entitled to receive dividends at a rate of $0.00375 per share of Series A Preferred per annum (adjusted to reflect stock splits, stock dividends and recapitalizations), $0.015 per share of Series B Preferred per annum (adjusted to reflect stock splits, stock dividends and recapitalizations), $0.04088 per share of Series C Preferred per annum (adjusted to reflect stock splits, stock dividends and recapitalizations), $0.06 per share of Series D Preferred per annum (adjusted to reflect stock splits, stock dividends and recapitalizations), $0.19915 per share of
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Series E Preferred per annum (adjusted to reflect stock splits, stock dividends and recapitalizations) and $0.5124 per share of Series F Preferred per annum (adjusted to reflect stock splits, stock dividends and recapitalizations), payable out of funds legally available therefor. Such dividends shall be payable only when. as and if declared by the Board of Directors and shall be non-cumulative. No dividends (other than those payable solely in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the corporation shall be payable on any Common Stock of the corporation) during any fiscal year of the corporation until dividends in the amount specified above per share (adjusted to reflect stock splits, stock dividends and recapitalizations) on the Preferred Stock shall have been paid or declared and set apart during that fiscal year. No dividend shall be paid on or declared and set apart for the shares of any series of Preferred Stock for any dividend period unless at the same time a like proportionate dividend for the same dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid on or declared and set apart for the shares of all other such series of Preferred Stock. After the holders of the Preferred Stock have received their dividend preference as set forth above, any dividends declared by the Board of Directors out of funds legally available therefor shall be shared equally among all outstanding shares on an as-converted basis.

          2.   Liquidation Preference.  In the event of any liquidation,
               ----------------------
dissolution or winding up of the corporation, either voluntary or involuntary, distributions to the shareholders of the corporation shall be made as follows:

                    (a) The holders of Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred shall be entitled to receive, prior and in preference to any distribution of the assets or surplus funds of the corporation to the holders of Series A Preferred, Series B Preferred and Common Stock by reason of their ownership thereof, the amount of $0.6813 per share (adjusted to reflect stock splits, stock dividends, recapitalizations and the like), plus all declared but unpaid dividends on each share of Series C Preferred (the "Series C Liquidation Preference") then held by them, the amount of $1.00 per share (adjusted to reflect stock splits, stock dividends and recapitializations), plus all declared but unpaid dividends on each share of Series D Preferred (the "Series D Liquidation Preference") then held by them, the amount of $3.3193 per share (adjusted to reflect stock splits, stock dividends and recapitalizations), plus all declared but unpaid dividends on each share of Series E Preferred (the "Series E Liquidation Preference") then held by them and the amount of $8.54 per share (adjusted to reflect stock splits, stock dividends, recapitalizations and the like), plus all declared but unpaid dividends on each share of Series F Preferred (the "Series F Liquidation Preference") then held by them. If, upon the occurrence of such an event, The assets and funds thus distributed among the holders of the Series C Preferred, the Series D Preferred, the Series E Preferred and the Series F Preferred shall be insufficient to permit the payment to such holders of the full Series C Liquidation Preference, Series D Liquidation Preference, the Series E Liquidation Preference and the Series F Liquidation Preference, as the case may be, then the entire assets and funds of the corporation legally available for distribution shall be distributed

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ratably among the holders of the Series C Preferred, Series D Preferred, Series
E Preferred and the Series F Preferred in proportion to the preferential amount each such holder is entitled to receive.

                    (b) After payment has been made to the holders of the Series C, Series D, Series E and Series F Preferred of the full amounts to which they shall be entitled as aforesaid, the holders of Series A Preferred and Series B Preferred shall be entitled to receive, prior and in preference to any distribution of the assets or surplus funds of the corporation to the holders of Common Stock by reason of their ownership thereof, the amount of $0.0625 per share (adjusted to reflect stock splits, stock dividends and recapitalizations), plus all declared but unpaid dividends on each share of Series A Preferred (the "Series A Liquidation Preference") then held by them and the amount of $0.25 per share (adjusted to reflect stock splits, stock dividends and recapitalizations), plus all declared but unpaid dividends on each share of Series B Preferred (the "Series B Liquidation Preference") then held by them. If, upon the occurrence of such an event, the assets and funds thus distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the full Series A Liquidation Preference and Series B Liquidation Preference, as the case may be, then the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred and Series B Preferred in proportion to the preferential amount each such holder is entitled to receive.

                    (c) After the distributions described in subsections (a) and (b) above have been paid in full, if assets remain in the corporation, the remaining assets of the corporation available for distribution to shareholders shall be distributed among the holders of Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Preferred Stock).

                    (d) For purposes of this Section 2, any acquisition of the corporation by means of merger or other form of corporate reorganization in which the outstanding shares of the corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a reincorporation transaction) in which the holders of capital stock of this corporation immediately prior thereto do not hold a majority of the capital stock or voting securities of the surviving or continuing entity immediately after giving effect thereto, or a sale of all or substantially all of the assets of the corporation shall be treated as a liquidation, dissolution or winding up of the corporation and shall entitle the holders of Preferred Stock and Common Stock to receive at the closing in cash, securities or other property amounts as specified in Sections 2(a), 2(b) and 2(c) above.

                    (e) Any securities to be delivered to the holders of the Preferred Stock and/or Common Stock pursuant to Section 2(d) above shall be valued as follows:

                         (i)  Securities not subject to investment letter or
other similar restrictions on free marketability:

                    (A) If traded on a securities exchange or the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the

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securities on such exchange or market over the thirty (30)-day period ending three (3) days prior to the closing;

                         (B)  If actively traded over-the-counter, the value
shall be deemed to be the average of the closing bid prices over the thirty
(30)-day period ending three (3) days prior to the closing; and

                         (C)  If there is no active public market, the value
shall be the fair market value thereof, as determined in good faith by the Board of Directors of the corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

                              (ii) The method of valuation of securities subject
to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in (i)
(A), (B) or (C) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

               (f) Notice of Transaction. The Corporation shall give each holder of record of Preferred Stock written notice of such impending transaction not later than ten (10) days prior to the shareholders' meeting called to approve such transaction, or ten (10) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than ten (10) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

               (g)  Effect of Noncompliance. In the event the requirements of
                    -----------------------
this Section 2 are not complied with, the Corporation shall forthwith either cause the closing of the transaction to be postponed until such time as the requirements of this Section 2 have been complied with, or cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 2(f) hereof.

          3. Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the "Conversion Rights").

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               (a)  Right to Convert.
                    ----------------

                         (i)  Each share of Series A Preferred shall be
convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for such Series A Preferred, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $0.0625 for each share of Series A Preferred by the Conversion Price at the time in effect for such share. The initial Conversion Price for shares of Series A Preferred shall be $0.0625 per share (the "Series A Conversion Price"), provided, however, that such Series A Conversion Price shall be subject to adjustment as set forth in subsection 3(c). Each share of Series B Preferred shall be convertible. at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for such Series B Preferred, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $0.25 for each share of Series B Preferred by the Conversion Price at the time in effect for such share. The initial Conversion Price for shares of Series B Preferred shall be $0.25 per share (the "Series B Conversion Price"); provided, however, that such Series B Conversion Price shall be subject to adjustment as set forth in subsection 3(c). Each share of Series C Preferred shall be convertible. at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for such Series C Preferred, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $0.6813 for each share of Series C Preferred by the Conversion Price at the time in effect for such share. The initial Conversion Price for shares of Series C Preferred shall be $0.6813 per share (the "Series C Conversion Price"); provided, however, that such Series C Conversion Price shall be subject to adjustment as set forth in subsection 3(c). Each share of Series D Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for such Series D Preferred, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.00 for each share of Series D Preferred by the Conversion Price at the time in effect for such share. The initial Conversion Price for shares of Series D Preferred shall be $1.00 per share (the "Series D Conversion Price"); provided, however, that such Series D Conversion Price shall be subject to adjustment as set forth in subsection 3(c). Each share of Series E Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for such Series E Preferred, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $3.3193 for each share of Series E Preferred by the Conversion Price at the time in effect for such share. The initial Conversion Price for shares of Series E Preferred shall be $3.3193 per share (the "Series E Conversion Price"); provided, however, that such Series E Conversion Price shall be subject to adjustment as set forth in subsection 3(c). Each share of Series F Preferred shall be convertible, at the option of the holder thereof, at any time after the dale of issuance of such share, at the office of the corporation or any transfer agent for such Series F Preferred, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $8.54 for each share of Series F Preferred by the Conversion Price at the time in effect for such share. The initial Conversion Price for shares of Series F Preferred

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shall be $8.54 per share (the "Series F Conversion Price"); provided, however, that such Series F Conversion Price shall be subject to adjustment as set forth in subsection 3(c).

                         (ii) Each share of Preferred Stock shall automatically
be converted into shares of Common Stock at the Series A, Series B, Series C, Series D, Series E or Series F Conversion Price (as the case may be), at the time in effect for such Preferred Stock upon the consummation of the corporation's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), which results in aggregate gross cash proceeds to the corporation in excess of $30,000,000 and the public offering price of which (prior to underwriting discounts, commissions or expenses) is not less than $13.00 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations). In the event of the automatic conversion of the Preferred Stock upon a public offering as set forth in this section, the person(s) entitled to receive the Common Stock issuable upon such conversion of Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

          (b)  Mechanics of Conversion.  Before any holder of Preferred Stock
               -----------------------
shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for such stock, and shall give written notice by mail, postage prepaid, to the corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act, the conversion will be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, unless otherwise designated in writing by the holders of such Preferred Stock, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

          (c)  Conversion Price Adjustments of Preferred.  The Conversion Price
               -----------------------------------------
of the Preferred shall be subject to adjustment from time to time as follows:

                    (i) (A) If the corporation, at any time or from time to time after the date of the first issuance of shares of Series F Preferred (the "Purchase Date"), shall issue any Additional Stock (as defined below) without consideration or for a consideration per share less than the Series A Conversion Price, with respect to the Series A Preferred, the Series B Conversion Price, with respect to the Series B Preferred, the Series C Conversion Price, with

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respect to the Series C Preferred, the Series D Conversion Price, with respect to the Series D Preferred, the Series E Conversion Price, with respect to the Series E Preferred, or the Series F Conversion Price, with respect to the Series F Preferred, on (the date of and immediately prior to the issuance of such Additional Stock, then and in such event, the Series A, Series B, Series C, Series D, Series E or Series F Conversion Price, as the case may be, shall be reduced concurrently with such issuance, to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance, plus the number of shares of Common Stock which the aggregate consideration received by the corporation for the total number of shares of Additional Stock so issued would purchase at such Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of such shares of Additional Stock so issued. For the purposes of this subsection, the number of shares of Common Stock outstanding immediately prior to such issuance shall be calculated on a fully diluted basis, as if all shares of Preferred Stock and all convertible securities had been fully converted into shares of Common Stock immediately prior to such issuance and any outstanding warrants, options or other rights for the purchase of shares of stock or convertible securities had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date, but not including in such calculation any additional shares of Common Stock issuable with respect to shares of Preferred Stock, convertible securities, or outstanding options, warrants or other rights for the purchase of shares of stock or convertible securities, solely as a result of the adjustment of the Series A, Series B, Series C, Series D, Series E or Series F Conversion Price, as the case may be, (or other conversion ratios) resulting from the issuance of the Additional Stock causing the adjustment in question. Immediately after any Additional Stock is deemed issued, such Additional Stock shall be deemed to be outstanding.

                              (B)  In each such case, no adjustment of the
Conversion Price shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections (E)(3) and (E)(4), no adjustment of the Conversion Price pursuant to this subsection 3(c)(i) shall have the effect of increasing the Series A, Series B, Series C, Series D, Series E or Series F Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                              (C)  In the case of the issuance of Common Stock
for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                              (D)  In the case of the issuance of the Common
Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be

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deemed to be the fair value thereof as determined in good faith by the Board of
Directors irrespective of any accounting treatment.

                         (E)  In the case of the issuance, whether before, on or
after the Purchase Date, of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities (which are not excluded from the definition of Additional Stock), the following provisions shall apply:

                              1.   The aggregate maximum number of shares of
Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 3(c)(i)(C) and 3(c)(i)(D)), if any, received by the corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby.

                              2.   The aggregate maximum number of shares of
Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the corporation without taking into account potential anti-dilution adjustments upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 3(c)(i)(C)and 3(c)(i)(D)).

                              3.   In the event of any change in the number of
shares of Common Stock deliverable or in the consideration payable to the corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price obtained with respect to the adjustment which was made upon the issuance of such options, rights or securities, and any subsequent adjustments based thereon, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                              4.   Upon the expiration of any such options or
rights, the termination of any such rights to convert or exchange or the expiration of any options

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or rights related to such convertible or exchangeable securities, the Conversion
Price obtained with respect to the adjustment which was made upon the issuance of such options, rights or securities or options or rights related to such securities, and any subsequent adjustments based thereon, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain outstanding) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities. Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities shall continue to be deemed to be issued.

                              5.   All Common Stock deemed issued pursuant to
this subsection 3(c)(i)(E) shall be considered issued only at the lime of its deemed issuance and any actual issuance of such stock shall not be an actual issuance or a deemed issuance of the corporation's Common Stock under the provisions of this Section 3; provided however, that in the case of any options to purchase or rights to subscribe for Common Stock which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such options or rights, whereupon such adjustment shall be made in the same manner provided in subsection (E)(4) above.

          (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 3(c)(i)(E)) by the corporation on or after the Purchase Date other than shares of Common Stock issued or issuable:

                         (A)  pursuant to a transaction described in subsection
3(c)(iii) hereof,

                         (B)  up to 16,570,128 shares of Common Stock (or
options to purchase such shares) (or such higher number of shares as is approved by the board of directors and the holders of at least a majority of the outstanding Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred, voting together) issued or issuable to officers, directors, employees and consultants of the corporation, since the date of incorporation, pursuant to the corporation's 1997 Stock Plan,

                         (C)  up to 100,000 shares of Series F Preferred Stock
(or options or warrants to purchase such shares) issued or issuable to vendors, lessors and lenders at a price not less than the Conversion Price and approved by the Board of Directors.

                         (D)  up to 600,000 shares of Series F Preferred (or
warrants to purchase up to 600,000 shares of Series F Preferred) to strategic partners in connection with the acquisition or licensing of patents or patent rights, or

                         (E)  upon conversion of the Preferred Stock.

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                              (iii) In the event the corporation should at any
time or from time to time after the Purchase Dale fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price for each of the Series A, Series B, Series C, Series D, Series E and Series F Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection 3(c)(i)(E).

                              (iv)  If the number of shares of Common Stock
outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for each of the Series A, Series B, Series C, Series D, Series E and Series F Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

                         (d)  Other Distributions. In the event the corporation
                              -------------------
shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 3(c)(iii), then, in each such case for the purpose of this subsection 3(d), the holders of the Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

                         (e)  Recapitalizations. If at any time or from time to
                              -----------------
time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in Sections 2 or 3) provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate

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

adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of the Preferred Stock after the recapitalization to the end that the provisions of this Section 3 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                    (f)  No Impairment. The corporation will not, by amendment
                         -------------
of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

                    (g)  No Fractional Shares and Certificate as to Adjustments.
                         ------------------------------------------------------

                         (i)  No fractional shares shall be issued upon
conversion of the Preferred Stock, and the number of shares of Common Stock to be issued upon conversion shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder has at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                         (ii) Upon the occurrence of each adjustment or
readjustment of any Conversion Price of Preferred Stock pursuant to this Section 3, the corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment,
(B) the Conversion Price for such Series of Preferred Stock at the lime in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Preferred Stock.

                    (h)  Notices of Record Date. In the event of any taking by
                         ----------------------
the corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the corporation shall mail to each holder of Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                         (i)  Reservation of Stock Issuable Upon Conversion. The
                              ---------------------------------------------
corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these articles.

                         (j)  Notices. Any notice required by the provisions of
                              -------
this Section 3 to be given to the holders of shares of Preferred Stock shall be sent by United States airmail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the corporation, and shall be deemed given ten (10) days after deposit.

               4.   Voting Rights.
                    -------------

                         (a)  Each holder of shares of Preferred Stock shall be
entitled to the number of voices equal to the number of shares of Common Stock into which such Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock (except as otherwise expressly provided herein or as required by law, voting together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to voice), and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with the bylaws of the corporation.

                         (b)  The authorized number of directors of the
corporation shall be five (5). The holders of Common Stock, voting separately as a single class, shall be entitled to elect one (1) director. The holders of the Series A Preferred and the Series B Preferred, voting together as a single class, shall be entitled to elect one (1) director. The holders of the Series C Preferred, voting as a separate series, shall be entitled to elect one (1) director. The holders of the Series D Preferred, voting as a separate series, shall be entitled to elect one (1) director. The holders of the Common Stock and Preferred Stock, voting together on an as-if-converted basis, shall be entitled to elect the remaining director.

                         (c)  In the case of any vacancy in the office of a
director occurring among the directors elected by the holders of the Common Stock, the Series A and Series B Preferred, the Series C Preferred, the Series D Preferred or the Common Stock and Preferred Stock, as converted, pursuant to
Section 4(b) hereof, the holders of the Common Stock, the Series A and Series B Preferred, the Series C Preferred, the Series D Preferred or the Common Stock and Preferred Stock, as convened, as the case may be, may elect a successor to hold the office for the unexpired term of the director whose place shall be vacant. Any director who shall have been elected by the holders of the Common Stock, the Series A and Series B Preferred, the Series C Preferred, the Series D Preferred or the Common Stock and Preferred Stock, as converted, as the case may be, or any director so elected as provided in this Section 4(c), may be removed during the aforesaid term of office, whether with or without cause, only by the affirmative vote of the holders of a majority of the Common Stock, the Series A and Series B Preferred, the Series C Preferred, the Series D Preferred or the Common Stock and Preferred Stock, as converted, as the case may be.

          5.   Protective Provisions.
               ---------------------

                    (a) So long as shares of Preferred Stock are outstanding, the Company shall not without first obtaining the approval (by voice or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Preferred Stock, voting together as a single class:

                         (i)   amend or repeal any provision of, or add any
provision to, the Company's Articles of Incorporation or Bylaws;

                         (ii)  authorize or issue any new class or series of
stock having any rights, preferences or privileges superior to or on a parity with any such rights, preferences or privileges of the Preferred Stock;

                         (iii) reclassify any shares of Common Stock or any
other shares of the Company into shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Preferred Stock; or

                         (iv)  sell, convey or otherwise dispose of (other than
the conveyance of a security interest in assets of the Company in connection with the incurrence of secured indebtedness) all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is disposed of, provided that this
                                                             --------
Section 5(a)(iv) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the corporation;

                         (v)   redeem, purchase or otherwise acquire (or pay
into or set funds aside for a sinking fund for such purpose) any share or shares of Common Stock; provided, however, that this restriction shall not apply to the
                 --------  -------
repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company pursuant to agreements under which the Company has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment; or

                              (vi)  liquidate, dissolve or wind up the
corporation.

                         (b)  So long as shares of Series C Preferred Stock are
outstanding, the Company shall not without first obtaining the approval (by voice or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series C Preferred, voting as a single series:

                              (i)   amend the Company's Articles of
Incorporation or Bylaws:

                              (ii)  sell, convey or otherwise dispose of (other
than the conveyance of a security interest in assets of the Company in connection with the incurrence of secured indebtedness) all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is disposed of, provided
                                                                     --------
that this Section 5(b)(ii) shall not apply to a merger effected exclusively for the purpose of changing the domicile (within the United States of America) of the corporation; and

                              (iii) redeem, purchase or otherwise acquire (or
pay into or set funds aside for a sinking fund for such purpose) any share or shares of Common Stock; provided, however, that this restriction shall not apply
                        --------  -------
to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company pursuant to agreements under which the Company has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment; or

                              (iv)  liquidate, dissolve or wind up the
corporation.

                         (c)  So long as shares of Series D Preferred Stock are
outstanding, the Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series D Preferred. voting as a single series:

                              (i)   amend the Company's Articles of
Incorporation or Bylaws:

                              (ii)  sell, convey or otherwise dispose of (other
than the conveyance of a security interest in assets of the Company in connection with the incurrence of secured indebtedness) all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is disposed of, provided that this Section 5(c)(ii) shall not apply to a merger effected
--------
exclusively for the purpose of changing the domicile (within the United States of America) of the corporation; and

                              (iii) redeem, purchase or otherwise acquire (or
pay into or set funds aside for a sinking fund for such purpose) any share or shares of Common Stock; provided however, that this restriction shall not apply
                        -----------------
to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company pursuant to agreements under which the Company has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment; or

                              (iv)  liquidate, dissolve or wind up the
corporation.

                         (d)  So long as shares of Series E Preferred Stock are
outstanding, the Company shall not without first obtaining the approval (by voice or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series E Preferred, voting as a single series:

                              (i)   amend the Company's Articles of
Incorporation in any manner that adversely affects the rights, preferences or privileges of the Series E Preferred Stock;

                              (ii)  sell, convey or otherwise dispose of (other
than the conveyance of a security interest in assets of the Company in connection with the incurrence of secured indebtedness) all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is disposed of if the value of the proceeds from such transaction to the holders of Series E Preferred Stock is less than $4.979 per share of Series E Preferred Stock, provided that this
                                                           --------
Section 5(d)(ii) shall not apply to a merger effected exclusively for the purpose of changing the domicile (within the United States of America) of the corporation, and

                              (iii) redeem, purchase or otherwise acquire (or
pay into or set funds aside for a sinking fund for such purpose) any share or shares of Common Stock; provided, however, that this restriction shall not apply
                        --------  -------
to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company pursuant to agreements under which the Company has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment; or

                              (iv)  liquidate, dissolve or wind up the
corporation.

                         (e)  So long as shares of Series F Preferred Stock are
outstanding, the Company shall not without first obtaining the approval (by voice or written consent, as provided by law) of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Series F Preferred, voting as a single series:

                              (i)   amend the Company's Articles of
Incorporation or Bylaws in a manner that adversely affects the rights, preferences, privileges, restrictions or powers of the Series F Preferred;

                              (ii)  authorize, create, reclassify or issue any
new class or series of stock having any rights, preferences or privileges superior to any such rights, preferences or privileges of the Series F Preferred;

                              (iii) declare any dividend or distribution on any
shares of the Company's stock; or

                              (iv)  redeem, purchase or otherwise acquire (or
pay into or set funds aside for a sinking fund for such purpose) any of the Company's securities; provided, however, that this restriction shall not apply
                      --------  -------
to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company pursuant to agreements under which the Company has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment.

               6.   Status of Converted Stock. In the event any shares of
                    -------------------------
Preferred Stock shall be converted pursuant to Section 3 hereof, the shares so converted shall be canceled and shall not be issuable by the corporation, and the Articles of Incorporation of the corporation shall be appropriately amended to effect the corresponding reduction in the corporation's authorized capital stock.

               7.   Repurchase of Shares.  In connection with repurchases by the
                    --------------------
corporation of its Common Stock pursuant to its agreements with certain of the holders thereof providing for such repurchases in the event of the termination of the status of such holder as an employee, director or consultant to the Company, each holder of Preferred Stock shall be deemed to have consented, for purposes of Sections 502, 503 and 506 of the California General Corporation Law, to distributions made by the corporation with respect to such repurchases.

               8.   Limitation of Liabilities in Acquisition Events.
                    -----------------------------------------------

                         (a)  For purposes of this Section 8, an "Acquisition
Event" shall be any acquisition of the corporation by means of merger or other form of corporate reorganization in which the outstanding shares of the corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a reincorporation transaction) or any sale of all or substantially alt of the assets of the corporation.

                         (b)  In connection with an Acquisition Event, no holder
of Preferred Stock shall have any liability for any breach of any representation, warranty, covenant or other obligation or for any loss, claim, damage, expense, indemnification or other liability in connection with such Acquisition Event that is (i) not structured as a pro-rata obligation by each such holder and limited to ten percent (10%) of the aggregate consideration such holder receives in such Acquisition Event or (ii) allocated jointly and severally among the such holder's class of the Company's capital stock.

                         (c)  The Company shall not enter into any agreement in
connection with an Acquisition Event that requires a minority shareholder of the Company to amend, extend or terminate any contractual or other relationship with the Company, the acquiring corporation or their respective affiliates.

          C.   Common Stock.
               ------------

               1.   Dividend Rights. Subject to the prior rights of holders of
                    ---------------
all classes of Stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

               2.   Liquidation Rights. Upon the liquidation, dissolution or
                    ------------------
winding up of the corporation, the assets of the corporation shall be distributed as provided in Section B.2. of this Article III.

               3.   Redemption.  The Common Stock is not redeemable.
                    ----------

               4.   Voting Rights. The holder of each share of Common Stock
                    -------------
shall have the right to one vote, and shall be entitled to notice of any shareholders meeting in accordance with the Bylaws of the corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law, or as otherwise provided herein.

                                  ARTICLE IV

          A.   Limitation of Directors Liability. The liability of the directors
               ---------------------------------
of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

          B.   Indemnification of Corporate Agents. The corporation is
               -----------------------------------
authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) to the fullest extent permissible under California law.

          C.   Repeal or Modification.  Any amendment, repeal or modification of
               ----------------------
any provision of this Article IV shall not adversely affect any right or protection of an agent of this corporation existing at the time of such amendment, repeal or modification."

                                     * * *

         THREE: The foregoing amendment and restatement has been approved by the Board of Directors of the Corporation.

         FOUR: The foregoing amendment and restatement was approved by the holders of the requisite number of shares of the Corporation in accordance with Sections 902 and 903 of the California General Corporation Law. The total number of outstanding shares entitled to vote with respect to the foregoing amendment and restatement was 8,645,416 shares of Common Stock and 50,280,840 shares of Preferred Stock (which includes 4,248,000 shares of Series A Preferred, 10,400,000 shares of Series B Preferred, 11,743,120 shares of Series C Preferred, 20,877,000 shares of Series D Preferred and 3,012,720 Series E Preferred). The number of shares voting in favor of the foregoing amendment and restatement equaled or exceed the vote required, such required vote being a majority of the outstanding shares of Common Stock, voting as a separate class; a majority of the outstanding shares of Preferred Stock, voting as a separate class; a majority of the outstanding shares of Series C Preferred Stock, voting as a separate series; a majority of the outstanding shares of Series D Preferred Stock, voting as a separate series; a majority of the outstanding shares of Series E Preferred Stock, voting as a separate series; and a majority of the outstanding shares of Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, voting together.

         The undersigned declare under penalty of perjury under the laws of the State of California that they have read the foregoing Amended and Restated Articles of Incorporation and that the matters set forth in the foregoing Amended and Restated Articles of incorporation are true and correct of their own knowledge.

         Executed at Fremont, California on September 1, 2000.

                              /s/ WILLIAM H. DIAMOND
                              -----------------------------------
                              William H. Diamond, President


                              /s/ BRUCE POLLOCK
                              -----------------------------------
                              Bruce Pollock. Secretary